M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Virginia Sobol Vice President, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey – May 1, 2008 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2008.

Recent highlights include:

-	Reported net income per diluted share of $0.23;

-	Reported funds from operations per diluted share of $0.88; and

-	Declared $0.64 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the first quarter 2008 equaled $14.9 million, or $0.23 per share, versus $18.6 million, or $0.28 per share, for the same quarter last year.

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2008 amounted to $70.9 million, or $0.88 per share, versus $70.1 million, or $0.86 per share, for the quarter ended March 31, 2007.

Total revenues for the first quarter 2008 were $194.7 million as compared to $193.3 million for the same quarter last year.

All per share amounts presented above are on a diluted basis.

The Company had 65,680,674 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 14,982,538 common operating partnership units outstanding as of March 31, 2008.  The Company had a total of 80,663,212 common shares/common units outstanding at March 31, 2008.

As of March 31, 2008, the Company had total indebtedness of approximately $2.2 billion, with a weighted average annual interest rate of 5.80 percent.  The Company had a total market capitalization of $5.1 billion and a debt-to-undepreciated assets ratio of 40.8 percent at March 31, 2008.  The Company had an interest coverage ratio of 3.2 times for the quarter ended March 31, 2008.

Mitchell E. Hersh, president and chief executive officer, commented, "In today's uncertain economic environment, we remain focused on maintaining high occupancy rates within our portfolio by securing long-term leases with top-quality tenants and providing them with superior work environments. In that regard, Mack-Cali's longstanding track record of outperforming the industry in our core markets is clear. In addition, our strong balance sheet leaves us well-positioned to comfortably navigate through this period of illiquidity in the capital markets, and to capitalize on new opportunities as they arise."

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the first quarter 2008, which was paid on April 14, 2008 to shareholders of record as of April 3, 2008.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period January 15, 2008 through April 14, 2008.  The dividend was paid on April 15, 2008 to shareholders of record as of April 3, 2008.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.1 percent leased at March 31, 2008, as compared to 92.7 percent at December 31, 2007.

For the quarter ended March 31, 2008, the Company executed 111 leases totaling 815,182 square feet, consisting of 491,017 square feet of office space, 318,275 square feet of office/flex space and 5,890 square feet of industrial/warehouse space.  Of these totals, 460,243 square feet were for new leases and 354,939 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:
-
Tyco Telecommunications (US), Inc., a business unit of Tyco Electronics, signed a new five-year and two month lease for 40,414 square feet at 412 Mt. Kemble Avenue in Morris Township.  The 475,100 square-foot office building is 45.2 percent leased.

-
Morgan Stanley & Co. Incorporated, a global financial services firm, signed a transaction totaling 29,654 square feet at Mack-Cali Centre IV at 61 Paramus Road in Paramus, representing an expansion of 4,091 square feet for six years and seven months, as well as a five-year extension of 25,563 square feet.  The 269,191 square-foot office building is 100 percent leased.

-
B&G Foods Inc., a manufacturer and distributor of shelf-stable foods, signed a 20,880 square foot renewal at 4 Gatehall Drive in Parsippany for 10 years and six months.  The 248,480 square-foot office building, located at Mack-Cali Business Campus, is 89.6 percent leased.

IN CENTRAL NEW JERSEY:
-
Aetna Life Insurance Company, a diversified health care benefits company, signed a new seven-year lease for 41,766 square feet at 3 Independence Way in Princeton.  The 111,300 square foot office building is 88.3 percent leased.

-
Northfield Bank, held by Northfield Bancorp, Inc., signed a new lease for 18,010 square feet at 581 Main Street in Woodbridge.  The lease has a staggered commencement, carrying a 10-year term for 14,850 square feet and a nine-year and one-month term for 3,160 square feet.  581 Main Street is a 200,000 square-foot office building that is 100 percent leased.

-
Cornerstone Relocation Group L.L.C., a provider of relocation management services, signed a transaction totaling 10,630 square feet at 106 Allen Road in Bernards Township, representing a 57-month expansion of 2,193 square feet and a five-year extension of 8,437 square feet.  This 132,010 square-foot office building is 98.9 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:
-
Town Sports International LLC, a health club operator, signed a new 10-year transaction for 81,686 square feet, leasing the entire office/flex building located at 399 Executive Boulevard, at Cross Westchester Executive Park in Elmsford.

-
Montefiore Medical Center signed two new 10-year leases totaling 29,850 square feet at South Westchester Executive Park in Yonkers.  The transactions consisted of a lease for 16,650 square feet at 200 Corporate Boulevard South and a lease for 13,200 square feet at 6 Executive Plaza.  200 Corporate Boulevard South is an 84,000 square-foot office/flex building that is 99.8 percent leased, and 6 Executive Plaza is an 80,000 square-foot office/flex building that is 100 percent leased.

-
Global financial services provider JPMorgan Chase Bank, National Association, signed a five-year renewal for 15,880 square feet at 11 Martine Avenue in White Plains.  The 180,000 square-foot office building, located at Westchester Financial Center, is 84.6 percent leased.

-
National Union Fire Insurance Company of Pittsburgh, PA, a subsidiary of the American International Group (AIG), signed a five-year renewal for 14,056 square feet at 555 Taxter Road in Elmsford.  The 170,554 square-foot office building, located at Cross Westchester Executive Park, is 100 percent leased.

-
Mrs. Green’s Natural Market, Inc., a subsidiary of Planet Organic Health Corporation, signed a new 10-year lease for 13,700 square feet at 300 Executive Boulevard in Elmsford.  This 60,000 square-foot office/flex building is 100 percent leased.

IN FAIRFIELD COUNTY, CONNECTICUT:
-
Tepnel Lifecodes Corporation, a division of UK-based Tepnel Life Sciences, signed a five-year renewal for 36,928 square feet at 550 West Avenue in Stamford.  This 54,000 square-foot office/flex building, located at Stamford Executive Park, is 100 percent leased.

IN SUBURBAN PHILADELPHIA:
-
Foamex L.P., an international producer of polyurethane foam, signed an 11-year new lease for 43,252 square feet at Rose Tree Corporate Center II, located at 1400 N. Providence Road in Media.  The 160,000 square-foot office building is 99.3 percent leased.

-
Medical staffing provider Bayada Nurses, Inc. signed a transaction totaling 26,465 square feet at 101 Executive Drive in Moorestown, representing a four-year and eight-month extension of 20,995 square feet, an expansion of 2,800 square feet for five years and seven months, and an expansion of 2,670 square feet for five years and five months.  The 29,355 square foot office/flex building, located at Moorestown West Corporate Center, is 99.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2008 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.08.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2008, as follows:

Full Year
2008 Range
Net income available to common shareholders	$0.66 - $0.82
Add: Real estate-related depreciation and amortization	2.74
Funds from operations available to common shareholders	$3.40 - $3.56

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, May 1, 2008 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=1813744

The live conference call is also accessible by calling (913) 312-0868 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on May 1, 2008 through May 8, 2008.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 4812697.
Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2008 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.10q.08.pdf

First Quarter 2008 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.08.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 294 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.7 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

		Quarter Ended
		March 31,
Revenues	2008	2007
Base rents	$148,603	$139,557
Escalations and recoveries from tenants	25,724	26,220
Construction services	12,761	22,341
Real estate services	3,442	2,741
Other income	4,183	2,398
Total revenues	194,713	193,257

Expenses
Real estate taxes	24,036	23,470
Utilities	21,428	17,545
Operating services	25,973	24,626
Direct construction costs	12,654	20,911
General and administrative	11,095	11,070
Depreciation and amortization	47,722	41,451
Total expenses	142,908	139,073
Operating income	51,805	54,184

Other (Expense) Income
Interest expense	(32,460)	(30,936)
Interest and other investment income	556	1,617
Equity in earnings (loss) of unconsolidated joint ventures	(1,148)	(2,231)
Minority interest in consolidated joint ventures	123	227
Total other (expense) income	(32,929)	(31,323)
Income from continuing operations before
Minority interest in Operating Partnership	18,876	22,861
Minority interest in Operating Partnership	(3,427)	(4,221)
Income from continuing operations	15,449	18,640
Discontinued operations (net of minority interest):
Income from discontinued operations	--	439
Total discontinued operations, net	--	439
Net income	15,449	19,079
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$14,949	$18,579

PER SHARE DATA:
Basic earnings per common share	$ 0.23	$ 0.28

Diluted earnings per common share	$ 0.23	$ 0.28

Dividends declared per common share	$ 0.64	$ 0.64

Basic weighted average shares outstanding	65,372	65,695

Diluted weighted average shares outstanding	80,491	81,234

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

		Quarter Ended March 31,
	2008	2007
Net income available to common shareholders	$14,949	$18,579
Add: Minority interest in Operating Partnership	3,427	4,221
Minority interest in discontinued operations	--	102
Real estate-related depreciation and amortization on continuing operations (1)	52,498	46,807
Real estate-related depreciation and amortization on discontinued operations	--	406
Funds from operations available to common shareholders (2)	$70,874	$70,115

Diluted weighted average shares/units outstanding (3)	80,491	81,234

Funds from operations per share/unit – diluted	$ 0.88	$ 0.86

Dividends declared per common share	$ 0.64	$ 0.64

Dividend payout ratio:
Funds from operations-diluted	72.68%	74.15%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 3,058	$ 2,489
Tenant improvements and leasing commissions	$12,162	$11,773
Straight-line rent adjustments (4)	$ 1,701	$ 4,709
Amortization of (above)/below market lease intangibles, net (5)	$ 1,975	$ 567

(1)	Includes the Company’s share from unconsolidated joint ventures of $4,885 and $5,510 for 2008 and 2007, respectively.
(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (14,984 shares in 2008 and 15,287 shares in 2007), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Includes the Company’s share from unconsolidated joint ventures of $317 and $797 for 2008 and 2007, respectively.
(5)	Includes the Company’s share from unconsolidated joint ventures of $414 and $271 for 2008 and 2007, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

		Quarter Ended March 31,
	2008	2007
Net income available to common shareholders	$0.23	$0.28
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.65	0.58
Funds from operations available to common shareholders (2)	$0.88	$0.86

Diluted weighted average shares/units outstanding (3)	80,491	81,234

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.06 and $0.07 for 2008 and 2007, respectively.
(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,984 shares in 2008 and 15,287 shares in 2007), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	March 31,	December 31,
	2008	2007
ASSETS:
Rental property
Land and leasehold interests	$727,510	$726,253
Buildings and improvements	3,762,497	3,753,088
Tenant improvements	394,097	397,132
Furniture, fixtures and equipment	8,887	8,956
	4,892,991	4,885,429
Less-accumulated deprec. & amort.	(930,077)	(907,013)
Net investment in rental property	3,962,914	3,978,416
Cash and cash equivalents	30,591	24,716
Marketable securities available for sale at fair value	5,157	4,839
Investments in unconsolidated joint ventures	178,557	181,066
Unbilled rents receivable, net	109,035	107,761
Deferred charges and other assets, net	239,500	246,386
Restricted cash	13,662	13,613
Accounts receivable, net	21,546	36,405

Total assets	$4,560,962	$4,593,202

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,632,813	$1,632,547
Revolving credit facility	282,000	250,000
Mortgages, loans payable and other obligations	325,150	329,188
Dividends and distributions payable	52,126	52,099
Accounts payable, accrued expenses and other liabilities	130,053	142,778
Rents received in advance and security deposits	56,757	51,992
Accrued interest payable	18,573	34,193
Total liabilities	2,497,472	2,492,797

Minority interests:
Operating Partnership	450,183	456,436
Consolidated joint ventures	1,272	1,414
Total minority interests	451,455	457,850
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
65,680,674 and 65,558,073 shares outstanding	655	656
Additional paid-in capital	1,882,727	1,886,467
Dividends in excess of net earnings	(296,610)	(269,521)
Accumulated other comprehensive income	263	(47)
Total stockholders’ equity	1,612,035	1,642,555

Total liabilities and stockholders’ equity	$4,560,962	$4,593,202